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                            (Accountants Letterhead)
                             (Broza, Block & Rubino)
                      (Certified Public Accountants, P.A.)
                                  (Grand Plaza)
                               (601 Grand Avenue)
                         (Asbury Park, New Jersey 07712)
                           ((908)774-0100 Fax 774-7242


                                  Exhibit 24.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of Saratoga Brands Inc. of our report dated March 31, 1996, with respect to the 1996 and 1995 financial statements and schedules of Saratoga Brands Inc. and Subsidiaries included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995.


/s/ BROZA, BLOCK & RUBINO
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BROZA, BLOCK & RUBINO
Certified Public Accountants

August 13, 1996